UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MASSEY ENERGY COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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The following letter was sent to shareholders of Massey Energy Company on May 8, 2006.

MASSEY ENERGY COMPANY

4 North 4th Street,

Richmond, VA 23219

URGENT MESSAGE FROM YOUR BOARD OF DIRECTORS

May 8, 2006

Dear Fellow Shareholder,

Our Annual Meeting of Shareholders is fast approaching and your vote is important to Massey Energy’s future. We urge you to support your current Board of Directors by voting today FOR all of the proposals on the enclosed BLUE proxy card. The BLUE proxy card is from your Board of Directors while the white proxy card is from Third Point, LLC, a dissident shareholder. To avoid any confusion, we strongly recommend that you throw away any white proxy cards that you receive from Third Point. Remember that only your latest dated proxy will determine how your shares are to be voted at the Annual Meeting of Shareholders.

TO PROTECT YOUR INVESTMENT, WE URGE YOU TO

VOTE FOR ALL PROPOSALS ON MASSEY ENERGY’S BLUE PROXY CARD TODAY

•	Massey’s current Board is committed to a business strategy that is focused on building long-term value for shareholders

•	Massey’s Board has repeatedly demonstrated its responsiveness to shareholder concerns

•	Massey’s Board nominees have a wealth of experience in the coal, energy and other industries, as business leaders and directors of public companies and other organizations

•	Massey’s Board believes that a change in the Board or management at this time would be disruptive to the Company’s efforts to create and maintain long-term shareholder value

•	Massey’s current Board and management have implemented a long-term strategy that has built a successful and profitable company that:

•	Has a low level of long-term liabilities compared to peers and a strong balance sheet

•	Positioned Massey as a leading producer and holder of reserves in Central Appalachia

•	Initiated a $50 million stock repurchase

•	Authorized $500 million in stock repurchase with future free cash flow

Do not be confused by Third Point’s repeated requests to vote the white proxy card for anyone other than our three independent and highly qualified directors, Dr. John C. Baldwin, Mr. James B. Crawford, and Chancellor E. Gordon Gee, all of whom are committed to enhancing long-term shareholder value for all investors.

Glass, Lewis & Co., LLC, a leading investment research and proxy advisory firm focused on helping institutional investors make informed investment and proxy voting decisions, recommends voting FOR our nominees on the BLUE proxy card. Institutional Shareholder Services, another independent proxy advisory firm, recommends that shareholders vote FOR the 2006 Stock and Incentive Compensation Plan, and WITHHOLD votes from Todd Swanson, one of Third Point’s nominees.

Electronic voting is available. To vote your shares FOR the Company’s nominees by telephone or via the Internet, please follow the detailed instructions on the enclosed BLUE proxy card. Voting is fast and free to our investors. If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, The Altman Group, Toll Free at (800) 884-4705.

On behalf of your Board of Directors, thank you for your attention and continued support. We look forward to seeing you at the 2006 Annual Meeting of Shareholders of Massey Energy Company.

Sincerely,

/s/ Don L. Blankenship
Don L. Blankenship
Chairman, Chief Executive Officer and President

YOUR VOTE IS VERY IMPORTANT!

•	To vote FOR your Company’s nominees, you MUST vote the BLUE proxy card.

•	Your Board of Directors urges you to DISCARD any white proxy card that you receive from Third Point, LLC. A “WITHHOLD” vote on their white proxy card is NOT a vote for your Board’s nominees.

•	Even if you have previously voted on the white proxy card you can still support your Company’s nominees by voting FOR on the enclosed BLUE proxy card today.

•	Remember – only your latest dated proxy will determine how your shares are to be voted at the Annual Meeting.

•	If any of your shares are held in the name of a bank, broker or other nominee, contact the party responsible for your account and direct them to vote your shares FOR your Company’s nominees on the BLUE proxy card as soon as possible.

If you have questions or need assistance in voting your shares, please call:

The Altman Group, Inc.

Toll Free: 800-884-4705

Banks and Brokerage Firms please call collect

201-806-7300